IntelGenx Appoints Tommy Kenny as Vice President, Intellectual Property and Legal Affairs, General Counsel

Saint Laurent, Quebec, January 12, 2021 - IntelGenx Technologies Corp. (TSXV: IGX) (OTCQB: IGXT) ("IntelGenx" or the "Company") today announced that its Board of Directors appointed Mr. Tommy Kenny as  Vice President, Intellectual Property and Legal Affairs, General Counsel of IntelGenx Corp., the Company's operating subsidiary.

Mr. Kenny has been with IntelGenx since 2016. He is an attorney specializing in intellectual property and commercial pharmaceutical law, who has developed strong technical expertise across a range of legal functions, managing litigation and advising on commercial partnerships, while also building a strong intellectual property portfolio for the Company's oral film technologies. He has held a number of progressive management positions at IntelGenx, most recently, as the Company's Director of Intellectual Property and Legal Affairs. In his new role, Mr. Kenny will continue to oversee IntelGenx's legal activities, including intellectual property management and cannabis related matters.

Prior to joining IntelGenx, Mr. Kenny was an attorney in a Montreal Intellectual Property Boutique law firm, advising clients on various intellectual property and commercial matters. Mr. Kenny holds a Juris Doctor in North American Common Law from the University of Montreal, a Bachelor of Law as well as a Master of Chemistry from the University of Sherbrooke, and a Bachelor of Science with honors in Chemistry from Bishop's University.

The Board granted stock options to acquire 150,000 common shares under the 2016 Stock Option Plan to Mr. Kenny as per his employment agreement. The options have an exercise price of US$0.27 (CAD$0.35), vest over a period of two years at the rate of 25% every six months, and expire on January 10, 2031.

"I believe Tommy is exceptionally well qualified with his strong leadership skills, expertise in both law and science, and strategic intellectual property portfolio planning insights to manage IntelGenx's legal affairs," said Dr. Horst G. Zerbe, CEO of IntelGenx. "His promotion comes at a pivotal time for IntelGenx as we continue to make progress on our key programs, while taking strategic steps toward the future with our recent partnering in the cannabis and psychedelic fields."

The appointment is subject to TSX Venture Exchange ("TSXV") approval and Health Canada clearance.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities at www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQB has neither approved nor disapproved the contents of this press release. Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Source:  IntelGenx Technologies Corp.

For IntelGenx:

Stephen Kilmer

Investor Relations

(514) 331-7440 ext 232

stephen@intelgenx.com

Or

Andre Godin, CPA, CA

President and CFO

IntelGenx Corp.

(514) 331-7440 ext 203

andre@intelgenx.com